Exhibit 10.33(a)

FIRST AMENDMENT

TO THE

EMPIRE BLUE CROSS AND BLUE SHIELD

EXECUTIVE SAVINGS PLAN

As Amended and Restated Effective January 1, 1999

WHEREAS, Empire HealthChoice, Inc. doing business as Empire Blue Cross and Blue Shield (“Empire”), has sponsored the Empire Blue Cross and Blue Shield Executive Savings Plan (the “Plan”); and

WHEREAS, WellChoice, Inc. (the “Company”), as the successor to Empire, has adopted the Plan; and

WHEREAS, pursuant to Article 14 of the Plan, the Company, as the successor to Empire, has the right to amend the Plan at any time; and

WHEREAS, the Company desires to amend the Plan, effective as of the close of business on November 7, 2002, to reflect the change in the sponsorship of the Plan from Empire to the Company; and

WHEREAS, the Company desires to amend the Plan, effective as of January 1, 2002, to reflect the change under the Internal Revenue Code in the dollar limit of compensation that may be taken into account in determining contributions under the Company’s Employee Savings Plan (“401(k) Plan”); and

WHEREAS, the Company desires to amend the Plan, effective as of January 1, 2000, to reflect the effect of cost-of-living increases on the Plan’s definition of an eligible employee; and

NOW THEREFORE, the Plan is hereby amended as follows:

1. Effective as of the close of business on November 7, 2002, the Plan is amended by deleting Article 1 in its entirety and by inserting the following in its place:

“1. Purpose of the Plan.

The purpose of the Empire Blue Cross and Blue Shield Executive Savings Plan, is to enable the Company and its participating subsidiaries and other affiliates to compete more effectively with other employers in obtaining and retaining the executive talent necessary to carry on the Company’s affairs. To that end, the Plan provides a select group of executives with an opportunity to defer a portion of their base salary and/or incentive compensation, and to receive the benefit of an Employer Match, to the extent such benefits are unavailable to such executives under the Company’s 401(k) Plan as a result of limitations imposed by the Code or other limitations imposed by the terms of such plan. WellChoice, Inc. adopted the Plan as of the close of business on November 7, 2002 upon the conversion of WellChoice, Inc.’s predecessor, Empire HealthChoice, Inc. (doing business as Empire Blue Cross and Blue Shield), from a not-for-profit to a for-profit corporation.”

2. Effective as of the close of business on November 7, 2002, Article 2 of the Plan is amended by deleting Section 2.5 in its entirety and by inserting the following in its place:

“2.5 ‘Company’ means WellChoice, Inc., and any successor thereto by merger, consolidation, or sale or transfer of substantially all of its assets.”

3. Effective as of January 1, 2000, Article 2 of the Plan is amended by deleting Section 2.9 in its entirety and inserting the following in its place.

“2.9 ‘Eligible Employee’ with respect to:

(a) the Plan Year beginning January 1, 1999, means an Employee: (i) whose annual Base Salary rate as of December 1 of the immediately prior calendar year (or in the case of an Employee hired during the Plan Year, as of his or her date of hire) is at least $90,000; or (ii) whose Total Compensation from January 1 through December 1 of such immediately prior calendar year is at least $120,000; and

(b) Plan Years beginning on or after January 1, 2000, means an Employee: (i) whose annual Base Salary rate as of December 1 of the immediately prior calendar year (or in the case of an Employee hired during the Plan Year, as of his or her date of hire) is at least $95,000; or (ii) whose Total Compensation from January 1 through December 1 of such immediately prior calendar year is at least $130,000. Both the Base Salary and Total Compensation levels stated herein may be adjusted by the Administrator, in its sole discretion, from time to time to reflect changes in the cost-of-living.”

(c) Effective as of January 1, 2002, Section 2.12 of the Plan is amended by replacing the reference to “Article 4” therein with a reference to “Section 4.1.”

4. Effective as of January 1, 2002, Article 2 of the Plan is amended by inserting a new Section 2.14 to read as follows and by renumbering the subsequent Sections of Article 2 respectively to reflect its addition:

“2.14 ‘401(a)(17) Limit’ means with respect to a Plan Year the dollar limitation under Section 401(a)(17) of the Code in effect for such year.”

5. Effective as of January 1, 2002, Article 2 of the Plan is amended by deleting Section 2.19 (as renumbered) in its entirety and by renumbering the subsequent Sections of Article 2 respectively to reflect its deletion.

6. Effective as of January 1, 2002, Article 3 of the Plan is amended by replacing the defined term “$160,000 Limit” in Section 3.3 to the with the newly defined term “401(a)(17) Limit.”

7. Effective as of January 1, 2002, Article 4 of the Plan is amended by deleting the existing Section 4 in its entirety and by inserting the following Article 4 in its place:

“4. Employer Contribution

4.1 Employer Match

For each Plan Year, the Employer shall credit to a Participant’s Employer Match Account an Employer Match equal to 50% of the amount of the Participant’s Total Compensation deferred pursuant to his or her Make-Up Election. Such Employer Match shall be credited to the Participant’s Employer Match Account not later than 30 days following the end of the payroll period to which such Employer Match relates.

4.2 Forfeitures

(a) In the case of a Participant who was not fully vested in his or her Match Account at the time of the Participant’s separation from service, the nonvested portion of his or Employer Match Account shall be forfeited in accordance with Article 6.2.

(b) Any amounts forfeited pursuant to this Article 4.2 shall be applied to the payment of administrative expenses of the Plan or, to the extent not so applied, to reduce subsequent Employer Match

Contributions. If a former Participant is rehired before incurring a Break in Service, the amount forfeited shall be returned to the Participant” Employer Match Account in accordance with Section 6.2(b).

IN WITNESS WHEREOF, the Company has executed this amendment as of this 18th day of December, 2002.

WELLCHOICE, INC.

By:	/s/ Michael A. Stocker

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